Exhibit 10(m)
ARTICLES OF ASSOCIATION
of
Almasani Al Kobra Mining Company
A Closed Joint Stock Company

THIS AGREEMENT is made this day, 14/06/1427 H, corresponding to 10/07/2006 G, between and by :

1.
Arabian American Development Company, formerly: Arabian Shield Development Company , a company duly organized and existing under the laws of the State of Delaware, with its place of business at 10830 North Central Express Way, Dallas 75231, United States of America;

                                              “1st Party”

2.
Dorrat Al Masane'e Trading Establishment, an establishment having Commerical Registration No. 1010220094 dated 10/15/14277 H., and having its place of business at Riyadh, Propr.  Mr. Mohammed Mane'a Sultan Aba Al-Ola, Civil Registration No. 1056784334 dated 22/08/1397 H., a civil servant by profession, born in 1379H.;

                                             “2nd Party”

3.
Al-Sha’er Trading, Manufacturing and Contracting Company, a company registered in the commercial register under No. 4030017174 dated 30/02/1399 H. and whose Articles of Association are notarized by the 1st Notarization Department of Jeddah under No. 79, Sheet 91 of Volume 3/TA for the year 1409H.;

                  “3rd Party”

4.
Qasser Al Ma'aden Trading Establishment, an establishment having  Commerical Registration No. 1010220095 dated 10/05/1427 H., and having its place of business at Riyadh, Prop.  His Royal Highness Prince Nawaf bin Mishel bin Saud Al Saud, Civil Registration No. 1057765933 dated 19/091406H., a trader by profession, born in 1377 H.;

                  “4th Party”
5.	Mr. Ibraheem Ali Hussain Moslem, a citizen of Saudi Arabia by virtue of Civil Registration No. 100188279 issued at Jeddah on 25/11/1427 H,, a civil servant by profession, and born in 1368 H.;

                                           “5th Party”

6.	Mr. Majed Ali Hussain Moslem, a citizen of Saudi Arabia by virtue of Civil Registration No. 1001882859 issued at Jeddah on 16/5/1418 H,. a student by profession, and born in 1398 H.;

                 “6th Party”

7.
Thamarat Najran Co. Ltd., a company registered in the Commercial Registry of the city of Najran under Number 5950010275 dated 06/01/1426 H., and whose Articles of Association are notarized by the Najran Notary Public, Volume No. 497/2, Sheet 100-102 on 16/12/1425 H.;

                 “7th Party”

8.
Saudi Establishment for Trading & Construction, an establishment having Commercial Registration No. 2050000782 dated 22/09/1378 H., and having its place of business at Dammam Civil Registration No. 1054514045 dated 21/10/1395H., Prop. Omar bin Ali bin Omar Babtain,  a trader by profession, born in 1379;

                 “8th Party”

The parties hereto, all possessing legal capacity, agree to form a Saudi Joint Stock company in accordance with the Saudi Arabian Companies Act issued under Royal Decree No. M/6 dated 22.03.1385 H. and the Amendments thereto and in conformity with the attached Bylaws and pursuant to SAGIA Decision No. 993/2  dated 16/7/1428 H.,  and in accordance with the following terms:

1. Name of Company:

Almasani Al Kobra Mining Company, a closed joint stock company

2. Objects of Company:

Production of Silver alloys, Gold alloys, Copper concentrates, and Zinc concentrates pursuant to SAGIA Licence No. 993/2  dated 16/7/1428 H

3.
The Company may have an interest in or participate in any manner whatsoever with corporations or companies engaged in activities which are similar to its activities or which may help the Company achieve its objects. Further, the Company may own shares in and merge with or purchase such companies.
Further still, the Company may have an interest in or participate in any manner whatsoever with other companies provided that such interest or participation shall not exceed 20 % of its free reserves nor 10 % of the capital of companies in which the Company is participating; and provided further that the total of such participation shall not exceed the value of such reserves and that the same be brought before the 1st Ordinary General Meeting.

4. Principal Office:

The Company’s principal office shall be situated in the city of Jeddah. The Board of Directors may, with the sanction of the competent authorities, establish branches, offices, or agencies for the Company within or without Saudi Arabia.

5. Term of Company:

The Term of the Company shall be Ninety Nine (99) years effective from the date of  the Decision of H. E. the Minister of Commerce authorizing the incorporation of the Company. The term of the Company may be extended under a resolution by the Extraordinary General Meeting issued one year before the elapse of its Term.

6. Capital of Company:

The declared Capital of the Company shall be Four Hundred Fifty Million Saudi Riyals   (SR450,000,000.00) divided into 45,000,000.00 shares of equal value of SR 10 each.

7. Contributions to Capital:

The founder shareholders have subscribed for the entire shares of the Company and paid up the amount of Two Hundred Twenty Five Million Saudi Riyals (SR225,000,000.00) representing 50% of the value of the entire shares, distributed among the Shareholders as follows:

Founder Shareholders	Total Shares	Unit Value	Total Capital	Capital paid up	%
Arabian American Development Company	22500000	10	22500000	112500000	50
Mr. Mohammed Mane’a Sultan Aba Al-Ola, owner of Dorrat Al Masane’e Trading Establishment	7200000	10	7200000	36000000	16
Al-Sha’er Trading, Manufacturing and Contracting Company,	4500000	10	4500000	22500000	10
His Royal Highness Prince Nawaf bin Mishel bin Saud Al Saud, owner of Qasser Al Ma’aden Trading Establishment	3600000	10	3600000	18000000	8
Mr. Ibraheem Ali Hussain Moslem	2250000	10	2250000	11250000	5
Mr. Majed Ali Hussain Moslem	2250000	10	2250000	11250000	5
Thamarat Najran Co. Ltd.	1800000	10	1800000	9000000	4
Omar bin Ali bin Omar Babtain, owner of the Saudi Establishment for Trading & Construction	900000	10	900000	4500000	2
Total	45000000	10	45000000	225000000	100

The amounts paid up by the founder shareholders have been deposited with the Albank Alsaudi Alfransi in the name of the Company under incorporation.

8. Management of Company:

The Company’s management shall be undertaken by a board of directors to be comprised of eight (8) directors appointed by the Ordinary General Meeting for a term not exceeding three (3) years. However, the term of the First Board of Directors shall be five years commencing from the date of the Ministerial Decision announcing the incorporation of the Company. The appointment of the Board of Directors shall be as follows:

- Four directors to be appointed by the 1st Party
- Four directors to be appointed by the remaining Parties

The directors’ remuneration and powers shall be as stipulated in the Bylaws of the Company.

9. Fiscal Year:

The Company’s fiscal year shall commence on the first of January and end on the thirty first of December each year, save the first fiscal year which shall commence form the date of the Ministerial Decision authorizing the incorporation of the Company and end on the 31st of December of the next year.

10. General Provisions:

The Company shall be subject to the provisions of the Companies Act  and the provisions of the Bylaws of the Company respecting all matters not stipulated herein.

11. The founder shareholders hereby authorize Nassir Ali Mousa Kadasa, Abdul Aziz Sa’eed Ahmed Kadasa, Raad Ghandar Ibrahim Kadasa, and Abdul Rehman Al-Oyouni to consummate the Company’s incorporation procedures and to sign on their behalf in this respect.

12. Copies of Articles:

These Articles have been executed in a number of copies, of which each Party received one copy and the remaining copies shall be retained for the consummation of the incorporation procedures.

	Founder Shareholders	Signatures
1.	Arabian American Development Company	/s/ Raad G. Kadasa (on behalf of all shareholders)
2.	Mr. Mohammed Mane’a Sultan Aba Al-Ola, owner of Dorrat Al Masane’e Trading Establishment
3.	Al-Sha’er Trading, Manufacturing and Contracting Company,
4.	His Royal Highness Prince Nawaf bin Mishel bin Saud Al Saud, owner of Qasser Al Ma’aden Trading Establishment
5.	Mr. Ibraheem Ali Hussain Moslem
6.	Mr. Majed Ali Hussain Moslem
7.	Thamarat Najran Co. Ltd.
8.	Omar bin Ali bin Omar Babtain, owner of the Saudi Establishment for Trading & Construction